UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8 - K

                          CURRENT REPORT



               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934



                  Date of Report - April 4, 1997

                   EMCEE Broadcast Products, Inc.
       (Exact name of registrant as specified in its charter)

        Delaware                   1-6299                13-1926296
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(State or other jurisdiction of    (Commission         (IRS Employer
 incorporation)                     File Number)     Identification Number)

Susquehanna Street Extension West, P.O. Box 68, White Haven, PA   18661-0068
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code   (717) 443-9575



                                        NONE
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         (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership.

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

 On April 4, 1997, the Registrant settled a lawsuit which it had filed against Americell PA--3 Limited Partnership, Rigas Communications, Inc. and Constantine J. Rigas, in connection with the $2.1 Million Note Receivable referenced in the Registrant's Annual Reports and Quarterly Reports for in excess of the past four (4) years. The settlement resulted in the Registrant being paid the sum of $2.5 million and its attorney's fees incurred as a result of bringing the action, with an additional $500,000.00 to become due and payable in the future upon the occurrence of certain events specified in the Settlement Agreement.

Item 6.   Resignations of Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EMCEE Broadcast Products, Inc.
                                     (Registrant)

                              BY: /s/ James L. DeStefano
                                  ---------------------------
                                     James L. DeStefano
                                     President/CEO


DATE: April 4, 1997